Exhibit 10.2

_________, 2011

Ladies and Gentlemen:

          We refer to that certain subscription agreement dated _________, 2011 (the “Subscription Agreement”) by and between Conolog Corporation, a corporation incorporated under the laws of the State of Delaware (the “Company”), and _______ (the “Subscriber”). Unless otherwise expressly defined herein, terms which are defined in the Subscription Agreement have the same meaning when used herein.

          The Subscriber has requested and the Company hereby agrees to grant the Subscriber, until December 31, 2012, anti-dilution protection in connection with the Subscription Agreement. Subject to the terms of this letter agreement, the Subscription Agreement is hereby amended and supplemented to delete Section 5 of the Subscription Agreement in its entirety and replace the same with the following:

Make-Whole Rights; Anti-Dilution. If the Company shall, at any time or from time to time after the date hereof, but on or before December 31, 2012, issue or sell, agree to issue or sell, or be deemed to have issued or sold, any New Securities (as defined below), where the price per share paid upon purchase or exercise is, or resultant upon conversion into Common Stock (the “New Securities Share Price”) would be, less than the Share Price, then as a condition precedent to any such issuance or sale (or deemed issuance or sale), the Company shall be required to issue to Subscriber additional shares of Common Stock (the “Adjustment Shares”) such that Subscriber, upon receipt of the Adjustment Shares, will have then received in aggregate the number of shares Subscriber would have received hereunder if the Share Price been equal to the New Securities Share Price. In addition, if the Company shall, at any time or from time to time after the date hereof, but on or before December 31, 2012, issue or sell, agree to issue or sell, or be deemed to have issued or sold, any Dilutive Securities, regardless of the New Securities Share Price with respect thereto, then as a condition precedent to any such issuance or sale (or deemed issuance or sale), the Company shall be required, without payment of any additional consideration, to issue to Subscriber a number of additional Adjustment Shares to preclude any dilution to the number of Shares issued to the Subscriber hereunder (taking into account any Adjustment Shares issued pursuant to the first sentence of this Section 5 and any intervening acquisitions or dispositions of Shares by the Subscriber). As used herein: (x) “New Securities” means shares of the Common Stock, any other securities, options, warrants or other rights where upon exercise or conversion the purchaser or recipient receives shares of the Common Stock, or other securities with similar sights to the Common Stock; and (y) Dilutive Securities means shares of the Common Stock issued by the Company, including Common Stock issued upon the exercise or conversion of any security, option or warrant. Within thirty (30) days of the sale or issuance of any New Securities or Dilutive Securities, the Company shall deliver to Subscriber certificates evidencing any Adjustment Shares Subscriber is entitled to pursuant to this Section 5, which Adjustment Shares shall be issued free and clear of any Encumbrances, and the Company shall so represent and warrant to Subscriber that such Adjustment Shares shall be, upon issuance thereof to Subscriber, duly authorized, validly issued, fully paid and non-assessable. Each party to the issuance of the Adjustment Shares shall take all such other actions as may be reasonably necessary to consummate the transfer including, without limitation, entering into such additional agreements as may be necessary or appropriate. Notwithstanding anything contained herein, the Subscriber shall not be entitled to avail itself of the rights, benefits and privileges contained in this Section in connection with (i) the Company’s issuance of up to an aggregate of 1,500,000 shares of Common Stock pursuant to Section 4(a) hereof or (ii) the Company’s issuance, at prevailing market prices, of up to that certain number of shares of Common Stock equivalent to the approximately $70,000 due to Withum, Smith and Brown, PC.

          In consideration of the Company entering into this letter agreement and granting anti-dilution protection, the Subscriber hereby acknowledges that pursuant to the forgoing, the Subscriber shall not be entitled to Adjustment Shares in connection with the Company’s February 2011 agreement to issue up to an aggregate of $70,000 of shares of Common Stock to be paid to Withum, Smith and Brown, PC (the “Auditor Fee”). Subscriber hereby acknowledges that issuance of the Auditor Fee is in addition to the issuance of 1,500,000 shares of Common Stock for which the Subscriber is currently not entitled to Adjustment Shares pursuant to Sections 4 and 5 of the Subscription Agreement.

          Furthermore, notwithstanding anything contained herein or in the Subscription Agreement to the contrary, the Subscriber hereby agrees that the Subscriber shall not have any Preemptive Right to purchase equity securities issued in connection with the Auditor Fee.

          This letter agreement shall not be deemed to be a waiver, an amendment, modification of, or supplement to, any provision of the Subscription Agreement other than as specifically set forth herein. All terms and conditions of the Subscription Agreement shall remain in full force and effect and the Subscription Agreement shall be read and construed as if the terms of this letter agreement were included therein by way of addition or substitution, as the case may be. The rights and obligations of the parties hereto under the Subscription Agreement shall remain in full force and effect. This letter agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

          This letter agreement may be executed in as many counterparty as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

          Please indicate your acceptance and agreement with the terms provided herein by executing and returning this letter agreement in the space provided below.

[signature page follows]

Very truly yours,

CONOLOG CORPORATION

By:

Name: Marc Benou
Title: President

ACCEPTED AND AGREED:

SUBSCRIBER

By:

Name:

Address:

Facsimile No.:

Dated: __________________________________________, 2011